Exhibit 99.3

The undersigned and each other person executing this joint filing agreement (this “Agreement”) agree as follows:

The undersigned and each other person executing this Agreement are responsible for the timely filing of such Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of the undersigned or any other person executing this Agreement is responsible for the completeness or accuracy of the information statement concerning any other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

After reasonable inquiry and to the best of my knowledge and belief, the undersigned certifies that the information set forth in this statement is true, complete, and correct

In Witness Whereof, the undersigned have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date set forth below.

Date: April 20, 2017

Jefferies LLC

By:	/s/ Roland T. Kelly
Roland T. Kelly
Managing Director and Associate General Counsel

Jefferies Group LLC

By:	/s/ Roland T. Kelly
Roland T. Kelly
Associate General Counsel and Assistant Secretary

Limestone Merger Sub, LLC

By:	/s/ Roland T. Kelly
Roland T. Kelly
Authorized Person

Leucadia National Corporation

By:	/s/ Roland T. Kelly
Roland T. Kelly
Associate General Counsel and Assistant Secretary